MASTER BALLOT                                     [CUSIPs: 880880AA7, U8813NAA4]

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

----------------------------------------------
TermoEmcali Funding Corp.

                      Debtor.



Tax ID No. 04-3359332

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             MASTER BALLOT FOR ACCEPTING OR REJECTING EXCHANGE OFFER
                     AND PREPACKAGED PLAN OF REORGANIZATION
                          OF TERMOEMCALI FUNDING CORP.
               TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     MASTER BALLOT FOR VOTING 10 1/8% NOTES
                        (Class 2: SENIOR SECURED CLAIMS)

            TermoEmcali 10 1/8% Notes Due 2014 (144A) CUSIP 880880AA7 TermoEmcali 10 1/8% Notes Due 2014 (Reg S) CUSIP U8813NAA4

IMPORTANT:       A CHAPTER 11 CASE HAS NOT BEEN  COMMENCED AS OF THE DATE OF THE
                 DISTRIBUTION   OF  THIS  BALLOT.   TERMOEMCALI   FUNDING  CORP.
                 ("FUNDING  CORP.")  RESERVES  THE  RIGHT  TO USE,  PURSUANT  TO
                 SECTION  1126  OF THE  BANKRUPTCY  CODE,  ACCEPTANCES  RECEIVED
                 PURSUANT TO THIS  SOLICITATION,  AND ACCEPTANCES  RECEIVED FROM
                 OTHER HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE FUNDING CORP.'S
                 PLAN OF REORGANIZATION  UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                 (THE  "PREPACKAGED  PLAN"),  IN CONNECTION  WITH ITS EFFORTS TO
                 CONFIRM  THE  PREPACKAGED   PLAN  UNDER  SECTION  1128  OF  THE
                 BANKRUPTCY CODE IF A CHAPTER 11 CASE IS COMMENCED

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THE VOTING  DEADLINE BY WHICH YOUR MASTER  BALLOT MUST BE RECEIVED BY BONDHOLDER
COMMUNICATIONS GROUP IS 5:00 P.M., EASTERN TIME ON SEPTEMBER 9, 2005 . IF YOUR MASTER BALLOT IS NOT RECEIVED ON OR BEFORE THE VOTING DEADLINE, THE VOTES REPRESENTED BY YOUR MASTER BALLOT WILL NOT BE COUNTED.
--------------------------------------------------------------------------------

This Master Ballot is to be used by Nominees who are Participants of the Depository Trust Company holding for beneficial owners of the 10 1/8% Notes (the "10 1/8% Notes") issued by TermoEmcali Funding Corp. to transmit the votes of such holders to accept or reject (i) the Prepackaged Plan (attached as Exhibit B to the Disclosure Statement, (as defined below) and the Exchange Offer (as defined below), including the proposed amendments, waivers and terminations of certain agreements related to the 10 1/8% Notes and an authorization and direction to the indenture trustee to execute the amendments, waivers and terminations and to otherwise take such further necessary action to effectuate the exchange offer, including, without limitation, directing the collateral agent to execute certain amendments and to take any such further action necessary on its part to effectuate the terms of the Exchange Offer or Prepackaged Plan and (ii) the Releases (as defined below), as applicable, with respect to the 10 1/8%

Notes as described in the Offering Memorandum / Consent Solicitation / Disclosure Statement proposed by Funding dated August 11, 2005 (the "Disclosure Statement") provided to such holders. Before you transmit such votes, please review the Disclosure Statement carefully, including the voting procedures explained in Procedures For Tendering Existing Senior Secured Notes And Executing The Paper Ballot.

Exchange Offer:
---------------

Funding Corp is attempting to effectuate a financial restructuring through an exchange offer (together with the amendments, waivers and termination of certain agreements related to the 10 1/8% Notes, the "Exchange Offer") with respect to the 10 1/8% Notes. Obtaining the requisite consent of the holders of the beneficial owners of the 10 1/8% Notes for which you are the Nominee to the proposed amendments, waivers and terminations is a condition to the closing of the Exchange Offer. The closing of the Exchange Offer is subject to the satisfaction or waiver of several other conditions, including the tender of 94.5% of the aggregate outstanding principal balance of the 10 1/8% Notes. If the conditions for the closing of the exchange offer are not met, Funding Corp. may, in its sole discretion, seek to implement the terms of the exchange offer through the Prepackaged Plan.

Prepackaged Plan:
-----------------

The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you and the beneficial owners of 10 1/8% Notes for which you are the Nominee if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class that vote on the Prepackaged Plan, and by the holders of two-thirds in amount of equity security interests in each class that vote on the Prepackaged Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Prepackaged Plan if it finds that the Prepackaged Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS BEGINNING ON PAGE 6 CAREFULLY. COMPLETE, SIGN, AND DATE THIS MASTER BALLOT, AND RETURN IT SO THAT IT IS RECEIVED BY BONDHOLDER COMMUNICATIONS GROUP ON OR BEFORE THE VOTING DEADLINE OF 5:00 P.M., EASTERN TIME, ON SEPTEMBER 9, 2005. IF THIS MASTER BALLOT IS NOT
COMPLETED, SIGNED, AND TIMELY RECEIVED, THE VOTES TRANSMITTED BY THIS MASTER BALLOT WILL NOT BE COUNTED.



Item 1. Certification of Authority to Vote. The undersigned certifies that as of the record date, the undersigned (please check the box):

        |_| Is a broker, bank, or other nominee for the beneficial owners of the aggregate principal amount of 10 1/8% Notes listed in Item 2 below, and is the registered holder of such securities and accordingly, has full power and authority to vote to accept or reject the Prepackaged Plan on behalf of the beneficial owners of the 10 1/8% Notes described in Item 2 below.

Item 2. Class 2 (10 1/8% Note Claims) Vote and Releases. The undersigned transmits the following votes of beneficial owners in respect of their 10 1/8% Notes, and certifies that the following beneficial owners of 10 1/8% Notes, as identified by their respective customer account numbers set forth below, are beneficial owners of such securities as of the August 10, 2005 record date and have delivered to the undersigned, as Nominee, Ballots casting such votes (Indicate in the appropriate column the aggregate principal amount voted for each account, or attach such information to this Master Ballot in the form of the following table. Please note: Each beneficial owner must vote all his, her, or its Class 2 claims (10 1/8% Notes) either to accept or reject the Exchange Offer, the Prepackaged Plan, the Releases, as applicable, and may not split such vote):

VOTES TRANSCRIBED BELOW MUST CORRESPOND WITH INSTRUCTIONS SUBMITTED THROUGH DTC'S ATOP SYSTEM



------------------------- ---------------------- ----------- ------------------ ----------------------------- -----------------
                                                             Principal Amount        EXCHANGE OFFER AND
VOI No.(1)                Customer Account No.     CUSIP           Held               PREPACKAGED PLAN        RELEASES(2)
------------------------- ---------------------- ----------- ------------------ ----------------------------- -----------------
                                                                                     For          Against      For    Against
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------
                                                             $
------------------------- ---------------------- ----------- ------------------ -------------- -------------- ------- ---------


--------

(1) Please make sure to tender the Notes through DTC's ATOP system in addition to submitting this Master Ballot.

(2)  Under  the  terms  of  the   Exchange   Offer,   reciprocal   releases  are
     automatically deemed granted upon the tendering of the Notes and the consummation of the Exchange Offer.

Item 3.    Certification  As to  Transcription  of Information From Item 4 As to
           Other 10 1/8% Notes Voted by Beneficial Owners. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial owners to Item 3 of the 10 1/8% Notes Beneficial Ballots, identifying any other Notes for which such beneficial owners have submitted other Ballots:


----------------------------------- ------------------------------------------------------------------------------------------------
 YOUR customer account number for                           TRANSCRIBE FROM ITEM 3 OF 10 1/8% NOTES BALLOT:
    each beneficial owner who
 completed Item 4 of the 10 1/8%
     Notes Beneficial Ballot
                                    ------------------------------------------------------------------------------------------------
                                            Account Number                    Name Holder              Principal Amount of Other
                                                                                                              Notes Voted

                                      (Transcribe from Item 4 of      (Transcribe from Item 4 of       (Transcribe from Item 4 of
                                       10 1/8% Notes Beneficial        10 1/8% Notes Beneficial         10 1/8% Notes Beneficial
                                               Ballot)                          Ballot)                         Ballot)
----------------------------------- ------------------------------- -------------------------------- -------------------------------
1.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
2.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
3.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
4.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
5.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
6.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
7.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
8.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
9.                                                                                                   $
----------------------------------- ------------------------------- -------------------------------- -------------------------------
10.                                                                                                  $
----------------------------------- ------------------------------- -------------------------------- -------------------------------


Item 4. Certification. By signing this Master Ballot, the undersigned certifies that: (a) each beneficial owner of 10 1/8% Notes listed in
           Item 2, above, has been provided with a copy of the Disclosure Statement, including the exhibits thereto, and (b) acknowledges that the solicitation of votes with respect to both the Exchange Offer and the Prepackaged Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

                  Name of Broker, Bank, or Other Nominee:


                  (Print or Type)

                  Participant No.: _____________________________________________
                  Name of Proxy Holder or Agent for Broker,
                  Bank, or Other Nominee (if applicable):

                  ______________________________________________________________
                                 (Print or Type)
                  Social Security or Federal Tax I.D. No.:______________________
                                                              (If Applicable)

                  Signature:____________________________________________________

                  By:___________________________________________________________

                                               (If Appropriate)
                  Title:________________________________________________________
                                               (If Appropriate)
                  Street Address:_______________________________________________

                  City, State, Zip Code:________________________________________

                  Telephone Number: (   )_______________________________________

                  Date Completed:_______________________________________________


-------------------------------------------------------------------------------------------------
THIS MASTER BALLOT MUST BE RECEIVED BY BONDHOLDER  COMMUNICATIONS  GROUP, BEFORE
5:00 P.M.,  EASTERN TIME, ON SEPTEMBER 9, 2005 OR THE VOTES  TRANSMITTED  HEREBY
WILL NOT BE COUNTED.

PLEASE NOTE: BALLOTS AND MASTER BALLOTS WILL NOT BE ACCEPTED BY FACSIMILE TRANSMISSION.
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES,
OR IF YOU NEED  ADDITIONAL  COPIES OF THE  MASTER  BALLOT,  BALLOTS,  DISCLOSURE
STATEMENT,  OR OTHER RELATED  MATERIALS,  PLEASE CALL BONDHOLDER  COMMUNICATIONS
GROUP, ATTN: TRINA CALIVERI, AT 1-888-385-2663 or +44 20 7236 0788.
-------------------------------------------------------------------------------------------------


                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

VOTING DEADLINE:

               The Voting Deadline is 5:00 p.m., Eastern Time, on September 9, 2005, unless extended by Funding Corp. To have the vote of your customers count, you must complete, sign, and return this Master Ballot so that it is received by Bondholder Communications Group, 30 Broad Street, 46th Floor, New York, NY 10004, Attention: Trina Caliveri, on or before the Voting Deadline.

HOW TO VOTE:


               If you are transmitting the votes of any beneficial owners of 10 1/8% Notes other than yourself, you must:

                1. Complete and execute the 10 1/8% Notes Beneficial Ballot (other than Items 2 and 3) and deliver to the beneficial owner such "prevalidated" 10 1/8% Notes Beneficial Ballot, along with the Disclosure Statement and other materials requested to be forwarded. The beneficial owner should complete Items 2, 3 and 4 of that Ballot and return the completed Ballot to Bondholder Communications Group so as to be received before the Voting Deadline;

               OR

               2.  For  any  10  1/8%  Notes  Beneficial   Ballots  you  do  not
"prevalidate":

                      Deliver the 10 1/8% Notes Beneficial Ballot to the beneficial owner, along with the Disclosure Statement and other materials requested to be forwarded, and take the necessary actions to enable such beneficial owner to (i) complete and execute such Ballot voting to accept or reject the Prepackaged Plan, and (ii) return the complete, executed Ballot to you in sufficient time to enable you to complete the Master Ballot and deliver it to Bondholder Communications Group before the Voting Deadline.


               Upon receipt of the 10 18/% Notes Beneficial Ballots from your underlying holders, you must properly complete the Master Ballot as follows:

               a. Indicate the votes to accept or reject the Exchange Offer, the Prepackaged Plan and Releases in Item 2 of this Master Ballot, as transmitted to you by the beneficial owners of 10 1/8% Notes. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number).
                      IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE ALL HIS, HER, OR ITS 10 1/8% NOTES EITHER TO ACCEPT OR REJECT THE EXCHANGE OFFER AND PREPACKAGED PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT BONDHOLDER COMMUNICATIONS GROUP IMMEDIATELY. Any Ballot or Master Ballot
                      which is validly executed but which does not indicate acceptance or rejection of the Exchange Offer and
                      Prepackaged Plan by the indicated beneficial owner or which impermissibly attempts to split a vote will not be counted;

               b.     Review  the  certification  in Item 3 and 4 of the  Master
                      Ballot;

               c. Sign and date the Master Ballot, and provide the remaining information requested;

               d. If additional space is required to respond to any item on the Master Ballot, please use additional sheets of paper clearly marked to indicate the applicable Item of the Master Ballot to which you are responding;

               e. Completed Master Ballots should be sent via courier or overnight mail to:

                            TermoEmcali Funding Corp.
                            c/o Bondholder Communications Group
                            Attn: Trina Caliveri
                            30 Broad Street, 46th Floor
                            New York, NY 10004

               All original Master Ballots must be received by Bondholder Communications Group no later than 5:00 p.m. Eastern Time on September 9, 2005.
--------------------------------------------------------------------------------

               f. Deliver the completed, executed Master Ballot so that it is actually received by Bondholder Communications Group on or before the Voting Deadline. For each completed, executed 10 1/8% Notes Beneficial Ballot returned to you by a beneficial owner, either forward such Ballot (along with your Master Ballot) to Bondholder Communications Group or retain such 10 1/8% Notes Beneficial Ballot in your files for one year from the Voting Deadline.

PLEASE NOTE:

               This Master Ballot may not be used for any purpose other than to cast votes to accept or reject the Exchange Offer and Prepackaged Plan and the Releases. Holders should not surrender, at this time, certificates representing their securities. Bondholder Communications Group will not accept delivery of any such certificates surrendered together with this Master Ballot. Surrender of securities for exchange may only be made by you, and will only be accepted pursuant to a letter of transmittal which will be furnished to you by the Debtor following September 9, 2005 in the event of an Exchange Offer or in the event of a Prepackaged Plan, following confirmation of the Prepackaged Plan by the United States Bankruptcy Court.

               No Ballot or Master Ballot shall constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.

               No fees or commissions or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Prepackaged Plan. We will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to the beneficial owners of 10 1/8% Notes held by you as a nominee or in a fiduciary capacity. We will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the Prepackaged Plan.

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NOTHING  CONTAINED  HEREIN OR IN THE ENCLOSED  DOCUMENTS SHALL RENDER YOU OR ANY
OTHER PERSON THE AGENT OF THE DEBTOR OR THE DEBTOR'S AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PREPACKAGED PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE ENCLOSED DOCUMENTS.
--------------------------------------------------------------------------------


      IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, BALLOTS,
    DISCLOSURE STATEMENT, OR OTHER RELATEDMATERIALS, PLEASE CALL BONDHOLDERS
                  COMMUNICATION GROUP ATTN: TRINA CALIVERI, AT
                      1-888-385-2663 or +44 20 7236 0788.